UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2026

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 1, 2026, Alliance Minerals acquired all of the general partner and limited partner interests in AllDale Minerals III, LP ("AllDale III") and AllDale Minerals IV, LP ("AllDale IV", and collectively with AllDale III, "AllDale III & IV") that are not already owned by Alliance Minerals through its existing investment in AllDale III or by related parties of Mr. Joseph W. Craft III for approximately $206.2 million, subject to customary post-closing adjustments (the “Acquisition”). We funded the Acquisition using a combination of cash on hand, borrowing under our revolving credit facility and the Term Loan discussed below. In connection with the Acquisition, certain entities related to Joseph W. Craft III acquired, pursuant to separate definitive agreements,  an aggregate of $100.0 million of limited partner interests in AllDale III. In connection with the Acquisition, we entered into the following material definitive agreements:

Term Loan

On July 1, 2026, Alliance Minerals, LLC ("Alliance Minerals"), as borrower, entered into a Term Loan (the "Term Loan") with Truist Bank who is acting as administrative agent (the "Administrative Agent"). Alliance Minerals is a wholly owned subsidiary of Alliance Resource Partners, L.P. (the "Partnership"). The Term Loan provides for an aggregate principal amount of $150 million. The Term Loan matures on January 1, 2028, at which time the aggregate outstanding principal amount of the Term Loan is required to be repaid in full. Interest is payable no less frequently than quarterly, with principal payments of $18.75 million due quarterly  beginning with the quarter ending September 30, 2026.

The Term Loan is guaranteed by the Partnership, Alliance Resource Operating Partners, L.P. ("AROP"), Alliance Minerals’ direct and indirect subsidiaries, Alliance Royalty, LLC and AR Midland, LP, and AllRoy GP, LLC and its subsidiary CavMM, LLC (the "Subsidiary Guarantors"). The Term Loan is also secured by the equity interests in and personal property of Alliance Minerals and the Subsidiary Guarantors, and by the equity interests of Alliance Minerals and the Subsidiary Guarantors in the Partnership's other oil & gas minerals entities.

Borrowings under the Term Loan bear interest, at our option, at either (i) an adjusted one-month, three-month or six-month term rate based on the secured overnight financing rate published by the Federal Reserve Bank of New York  ("SOFR") plus the applicable margin or (ii) the Base Rate ("Base Rate") plus the applicable margin.  The Base Rate is the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the "Prime Rate"), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (iii) Term SOFR for an Interest Period of one (1) month, plus 1.00% and (iv) zero percent (0%).  The applicable margin for borrowings under the Term Loan is determined by reference to the principal amount of the loan outstanding as set forth below:

Pricing Level	Principal Amount of Loan Outstanding	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
I	Greater than or equal to $99,000,000	2.25% per annum	1.25% per annum
II	Less than $99,000,000, but greater than or equal to $49,500,000	2.00% per annum	1.00% per annum
III	Less than $49,500,000	1.75% per annum	0.75% per annum

The Term Loan contains various restrictive covenants applicable to Alliance Minerals and its subsidiaries, including limitations on indebtedness, liens, asset sales, investments, mergers and consolidations, and affiliate transactions, in each case subject to customary exceptions. In addition, the restrictions provide an aggregate limit of $575.0 million Notes Indebtedness (as such term is defined in the Term Loan) at AROP.  The Term Loan requires us to maintain (a) total consolidated secured debt of Alliance Minerals to consolidated EBITDA of Alliance Minerals ratio of not more than 2.0 to 1.0, and (b) a total consolidated debt of Alliance Minerals to consolidated Alliance Minerals cash flow ratio of not more than 2.5 to 1.0, during the four most recently ended fiscal quarters.

The Term Loan contains customary provisions regarding events of default which, if not cured within any applicable grace periods, would permit the lenders to declare all amounts outstanding immediately due and payable, including failure to make timely payments of principal of or interest on the outstanding balance, the failure to comply with covenants or representations in the Term Loan, cross-defaults with certain other indebtedness, upon a "Change of Control" (as defined in the Term Loan), certain bankruptcy and insolvency related events, certain monetary judgment defaults, and certain claims arising under environmental laws that if, adversely determined, would be material.

Contribution and Exchange Agreements

On July 1, 2026, we entered into Contribution and Exchange Agreements with the related parties who held general and limited partner interests in AllDale III & IV prior to the Acquisition and the related parties who acquired limited partner interests in AllDale III through the Acquisition (collectively, the "Craft Related Parties"), with respect to AllDale III & IV (the "Contribution and Exchange Agreements"). Pursuant to the Agreements, the parties effected a series of coordinated transactions (collectively, the "Transactions") involving the restructuring of the ownership and governance of AllDale III & IV. The Transactions had the effect of exchanging the existing general partner interests held by Alliance Minerals and certain Craft Related Parties for limited partner interests in AllDale III & IV, removing pre-existing profits interests attributable to such general partner interests, and assigning a non-economic general partner interest to AllRoy GP, LLC, a wholly owned subsidiary of the Partnership.

Following the closing, we hold 100% of the non-economic general partner interests in AllDale III & IV, a 46.92% limited partner interest in AllDale III, and a 78.57% limited partner interest in AllDale IV. We now control approximately 115,680 net royalty acres within our Oil & Gas Royalties segment, including over 44,770 net royalty acres in the Permian Basin.

Copies of Agreements

The foregoing description of the Term Loan and Contribution and Exchange Agreements are summaries only and are qualified in their entirety by reference to the complete text of the respective agreements, which will be filed as exhibits to the Partnership’s periodic report for the period in which such agreements are required to be filed.

Related Party Transactions

The Craft Related Parties include entities related to Joseph W. Craft III, who owns Alliance Resource Management GP, LLC, the managing general partner of ARLP (the "MGP"), beneficially owns approximately 14.6% of the common units, representing limited partner interests in ARLP, and is the President and Chief Executive Officer, and Chairman of the Board of Directors of MGP (the "Board").  The terms of the Contribution and Exchange Agreements were reviewed and approved by the conflicts committee of the Board (the "Conflicts Committee"), which is composed entirely of independent directors. The Conflicts Committee determined that the transactions with the Craft Related Parties were fair and reasonable to the Partnership and its unitholders.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

The information with respect to the Term Loan included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On July 2, 2026, the Partnership issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except to the extent specifically referenced in any such filings.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Alliance Resource Partners, L.P. press release dated July 2, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: July 2, 2026

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